Adamis Pharmaceuticals Corporation 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       As independent registered public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated July 6, 2011 included in Adamis Pharmaceutical Corporation's Form 10-K for the year ended March 31, 2011.

       *    Registration statement on Form S-8, SEC file numner 333-159229, as filed with the Securities and Exchange Commission on May 19, 2009,

       *    Registration statement on Form S-8, SEC file number 333-169106, as filed with the Securitieis and Exchange Commission on August 30, 2010.

/s/ Mayer Hoffman McCann P.C.

MAYER HOFFMAN MCCANN PC
Certified Public Accountants
Boca Raton, Florida

July 6, 2011